Shaw Logo Here

To the Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders for the 1998 fiscal year to be held at the administrative offices of the Company, 616 East Walnut Avenue, Dalton, Georgia, on Thursday, April 29, 1999, at 11:00 a.m., local time.

          The principal business of the meeting will be to elect directors and to approve a bonus compensation plan for the executive officers of Shaw Industries. During the meeting we will review the results of the past year and report on significant aspects of our operations during the first quarter of fiscal 1999.

          We would appreciate your completing, signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                Sincerely yours,

                                /s/ ROBERT E. SHAW
                                ROBERT E. SHAW
                                Chairman of the Board of Directors
                                and Chief Executive Officer

April 2, 1999

                             SHAW INDUSTRIES, INC.
                             616 East Walnut Avenue
                             Dalton, Georgia 30720

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 29, 1999

          The Annual Meeting of Shareholders of Shaw Industries, Inc. for fiscal year 1998 will be held on Thursday, April 29, 1999, at 11:00 a.m., at the principal administrative offices of the Company, 616 East Walnut Avenue, Dalton, Georgia.

          The meeting is called for the following purposes:

     1. To elect four directors to Class I of the Board of Directors for a three-year term and one director to Class III for a one-year term.

     2.   To act upon a proposal to approve the Executive Annual Incentive Plan.

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment(s).

     The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

                                   /s/BENNIE M. LAUGHTER
                                   BENNIE M. LAUGHTER
                                   Secretary

April 2, 1999

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR STOCK WILL BE REPRESENTED.

                                PROXY STATEMENT
                             SHAW INDUSTRIES, INC.
                             616 East Walnut Avenue
                             Dalton, Georgia 30720

          The enclosed proxy is solicited by the Board of Directors of Shaw Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on April 29, 1999, at 11:00 a.m., local time, at the administrative offices of the Company, 616 East Walnut Avenue, Dalton, Georgia. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote his or her shares in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned and not revoked will be voted. Such proxies will be voted in accordance with the directions, if any, given by such shareholders, and if directions are not given, will be voted in favor of the proposal to elect as directors the persons specified herein and in favor of the proposal to approve the Executive Annual Incentive Plan.

          This proxy statement and proxy and the accompanying notice were first mailed to shareholders on or about April 2, 1999.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

          March 26, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment(s). As of the record date, the Company had outstanding and entitled to vote at the meeting 141,336,297 shares of Common Stock, each share being entitled to one vote (the "Common Stock"). The holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

          Under Georgia law, directors are elected by a plurality of the votes cast by holders of share entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, if authority to vote for one or more nominees is withheld on a proxy card, no vote will be cast with respect to the shares repr esented by that proxy card and the outcome of the election will not be affected. Under Georgia law and regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, the proposed Executive Annual Incentive Plan will be approved if a majority of the shares of Common Stock voted on the matter are voted in favor of the proposal. Therefore, abstentions and "broker non-votes"will have no effect on the results of the voting with respect to Proposal 2.

          The following table sets forth information concerning those persons known by management of the Company to own beneficially more than 5% of the Common Stock, the directors and director nominees of the Company, the executive officers named in the Summary Compensation Table included elsewhere herein and all directors and executive officers as a group. Such information is given as of March 26, 1999. According to rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.


                Name and Address of                                   Amount and Nature of                      Percent of
                 Beneficial Owner                                     Beneficial Ownership                        Class
Robert E. Shaw (1)                                                          7,301,688(2)                           5.2
J. C. Shaw (3)                                                              7,173,582(4)                           5.1
Julian D. Saul (5)                                                         11,666,667(6)                           8.3
Linda Saul Schejola (7)                                                     7,777,777(8)                            5.5
J. Hicks Lanier                                                                 9,000                               *
R. Julian McCamy                                                            3,166,019(9)                           2.2
Thomas G. Cousins                                                              41,000                               *
S. Tucker Grigg                                                             1,800,277(10)                          1.3
William C. Lusk, Jr.                                                          603,160(11)                           *
W. Norris Little                                                              426,355                               *
Robert R. Harlin                                                                  508                               *
Roberto Garza                                                                       0                               *
Robert J. Lunn                                                                  1,000                               *
Vance D. Bell                                                                  85,484                               *
Kenneth G. Jackson                                                              6,500                               *
All executive officers and
    directors as a group (18 persons)                                      33,510,223(12)                         23.7

(1)  Mr. Shaw's address is 107 South Wildberry Road, Rocky Face, Georgia 30740.

(2)  Includes 567,840 shares owned by Mr. Shaw's spouse.

(3)  Mr. Shaw's address is 721 West Avenue, Cartersville, Georgia 30120.

(4) Includes 65,672 shares owned by Mr. Shaw's spouse, 43,559 held in trust for Mr. Shaw's grandchildren, and 3,999,050 shares held in a grantor retained annuity trust. Mr. Shaw has sole voting power with respect to the shares held in the annuity trust.

(5)  Mr. Saul's address is 702 Mt. Sinai Street, Dalton, Georgia 30720.

(6) Includes 11,160,724 shares held in the Julian Saul Family Trust and 388,989 shares held in the Anita Saul Family Trust.

(7)  Ms. Schejola's addess is 1106 West Lakeshore Drive, Dalton, Georgia 30720.

(8)  Includes 7,699,808 shares held in the Linda Saul Schejola Family Trust.

(9) Includes 1,369,119 shares owned by Mr. McCamy's spouse and 427,236 shares held in trust for Mr. McCamy's children. Mr. McCamy disclaims beneficial ownership of the shares held by his spouse and in trust for his children

(10) Includes 1,148,480 shares owned by the estate of Mr. Grigg's deceased spouse and 58,520 shares held in trust for his children. Mr. Grigg disclaims beneficial ownership of the shares held by the estate of his spouse and in trust for his children.

(11) Includes 8,528 shares owned by Mr. Lusk's spouse, as to which Mr. Lusk shares voting and investment powers, and 8,400 shares held for Mr. Lusk's grandchildren.

(12) Includes 98,800 shares that are subject to options that are currently exercisable or that become exercisable within 60 days of March 26, 1999, including 12,500 shares for Mr. Little, 30,900 shares for Mr. Bell and 25,200 shares for Mr. Jackson.

                   PROPOSAL 1. ELECTION OF CLASS OF DIRECTORS

          The Board of Directors of the Company is divided into three classes of directors with staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. At the Annual Meeting of Shareholders this year, there are four nominees in Class I and one nominee to fill a vacancy in Class III created by an increase in the size of the Board of Directors effective in January 1999. The Class II and Class III directors have two years and one year, respectively, remaining on their terms of office.

          It is the intention of the persons named as proxies to vote their proxies for the election of J. C. Shaw, Robert E. Shaw, Robert J. Lunn, and Julian D. Saul as Class I directors and for Roberto Garza as a Class III director. All of the Class III nominees, other than Mr. Garza, currently serve as directors. In the event any of the nominees refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

          The Board of Directors recommends a vote FOR the election of the nominees named below as Class I directors and for the nominee named below as a Class IIIdirector.

          The following section sets forth the names, ages, occupations and employment during the last five years of each of the nominees and the continuing directors in Class II and Class III, the period during which each has served as a director of the Company and other directorships held.

                          Nominees Nominees for Class I
                              (Term Expiring 2002)

J. C. SHAW
Director since 1967           Age: 69
Mr. Shaw has been Chairman Emeritus of the Board of the Company since April 27, 1995, and served as Chairman of the Board of the Company for more than five years prior thereto.

ROBERT E. SHAW
Director since 1967           Age:67
Mr. Shaw has been Chairman of the Board and Chief Executive Officer of the Company since April 27, 1995, and served as President and Chief Executive Officer of the Company for more than five years prior thereto. He is also a director of Oxford Industries, Inc., an apparel manufacturer.

ROBERTJ. LUNN
Director since 1997           Age: 52
Mr. Lunn is Managing Director of Lunn Partners, LLC, in Chicago, Illinois. Previously, he had been a Managing Director of Lehman Brothers from 1994 to 1996 and a Managing Director with Morgan Stanley for more than five years previous to that.

JULIAN D. SAUL
Director since 1998           Age: 58

Mr. Saul joined the Company in October, 1998. On January 24, 1999, he was elected to the office of President. Prior to October 3, 1998, Mr. Saul was the Chief Executive Officer and Chairman of the Board of Queen Carpet Corporation. Pursuant to an employment agreement dated October 6, 1998, between the Company and Mr. Saul, the Company was required to nominate Mr. Saul for a position on the Board of Directors.

                              Nominee for Class III
                              (Term Expiring 2000)

ROBERTO GARZA                 Age: 43
Mr. Garza has served as President and Chief Executive Officer of Versax Group, a subsidiary of Grupo Industrial Alfa S.A. de C.V., of Monterrey, Mexico, since January, 1993.

Directors Continuing in Office

                                    Class II
                              (Term Expiring 2001)

J. HICKS LANIER
Director since 1986            Age: 58
Mr. Lanier is Chairman of the Board, President and Chief Executive Officer of Oxford Industries, Inc., an apparel manufacturer. Mr. Lanier also serves as a director of SunTrust Banks of Georgia, Inc., Genuine Parts Company and Crawford & Company.

R. JULIAN McCAMY
Director since 1986            Age: 67
Mr. McCamy is President of McCamy Properties, Inc., a real estate development company.

THOMAS G. COUSINS
Director since 1992            Age: 67
Mr. Cousins is Chairman of the Board and Chief Executive Officer of Cousins Properties Incorporated, a real estate development company.

S. TUCKER GRIGG
Director since 1992            Age: 62
Mr. Grigg is self-employed as a manufacturer of advertising and marketing displays, furniture and bedding.

                                   Class III
                              (Term Expiring 2000)

W. NORRIS LITTLE
Director since 1979            Age: 67
Mr. Little has been Vice Chairman of the Company since January 24, 1999, and served as Senior Vice President, Operations and then as President of the Company for more than five years prior thereto.

WILLIAM C. LUSK, JR.
Director since 1973            Age: 63
Mr. Lusk is the retired Senior Vice President and Treasurer of the Company.

ROBERT R. HARLIN
Director since 1967            Age: 66
Mr.  Harlin is a member of the law firm of  Powell,  Goldstein,  Frazer & Murphy
LLP.

Certain Relationships

     Messrs. J. C. Shaw and Robert E. Shaw are brothers. Messrs. McCamy and Grigg are brothers-in-law of Messrs. J. C. Shaw and Robert E. Shaw.

     Mr. Harlin is a member of the law firm of Powell, Goldstein, Frazer & Murphy LLP, which has served as counsel for the Company since its inception.

     Meetings and Committees During the past fiscal year, the Board of Directors met six times. The executive committee consisted of Messrs. J. C. Shaw, Robert
E. Shaw, Harlin, Little and Lanier and did not meet during the past fiscal year. The executive committee functions with substantially all of the powers and duties of the Board of Directors; however, the committee lacks authority to amend the Articles of Incorporation or Bylaws of the Company, fill vacancies on the Board of Directors, approve or propose to shareholders action for which shareholder approval is required by law or approve mergers that do not require shareholder approval. The executive committee recommends individuals to the Board of Directors for consideration as nominees to the Board of Directors. No formal procedure for shareholder recommendations regarding nominees to the Board of Directors has been adopted. The executive committee would consider any such shareholder recommendations if submitted in writing, addressed to the chairman of the executive committee at the Company's principal offices.

     The audit committee consists of Messrs. Lanier, McCamy and Harlin. The audit committee met three times during the past fiscal year. The audit committee is responsible for reviewing the financial statements of the Company, for evaluating the Company's internal control systems and procedures and for coordinating and approving the activities of the Company's auditors. This committee also approves services other than normal audit services performed by the Company's auditors.

     The compensation committee consists of Messrs. Cousins, Grigg and Lunn. The compensation committee met three times during the past fiscal year. This committee is responsible for setting and reviewing the compensation, including fringe benefits, of the executive officers and directors of the Company and administering the Company's stock option plans. Director Compensation During fiscal 1998, each nonmanagement director received an annual fee of $24,000, half of which was received in the form of Common Stock of the Company, a fee of $1,000 for each board meeting attended and a fee of $750 for each committee meeting attended. Each management director received a fee of $1,000 for each board meeting attended. The Company paid ordinary and necessary travel expenses for directors to attend board and committee meetings.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its officers, directors and greater than 10% shareholders complied during fiscal 1998 with all applicable Section 16(a) filing requirements, except that Mr. Saul's initial beneficial ownership report on Form 3 was filed late.

                             EXECUTIVE COMPENSATION

     This section of the proxy statement discloses the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers with respect to the fiscal year ended January 2, 1999 (together, these persons are sometimes referred to as the "named executives").

                           Summary Compensation Table

                                                                       Annual                    Long-Term
                                                                    Compensation                Compensation
                                                                    ------------                ------------
                                                                                                   Options/            All Other
                                             Fiscal           Salary            Bonus                SARs             Compensation
            Name and Position                 Year             ($)             ($) (1)               (#)                ($) (2)
            -----------------                 ----             ---             -------               ---                -------
Robert E. Shaw                                1998           1,000,000         1,500,000               --                4,800
    Chairman and                              1997           1,000,000           500,000               --                4,750
    Chief Executive Officer                   1996           1,000,000         1,000,000             8,000               4,750

W. Norris Little                              1998             625,000           750,000               --                4,800
    Vice Chairman                             1997             625,000           250,000               --                4,750
                                              1996             588,000           625,000             8,000               4,750
Julian D. Saul(3)                             1998             150,000           200,000               --                4,800
    President

Vance D. Bell                                 1998             450,000           300,000            40,000               4,800
    Vice President,                           1997             450,000           200,000            15,000               4,750
    Marketing                                 1996             450,000           334,000             8,000               4,750

Kenneth G. Jackson(4)                         1998             380,000           300,000            70,000               4,800
    Vice President,                           1997             380,000           200,000            15,000               4,750
    Chief Financial Officer                   1996             295,000           150,000               --                   --

(1) Annual bonus compensation is reported with regard to the respective fiscal year in which the bonus is earned.

(2) The amounts in this column represent the Company's matching contributions to the retirement savings plan accounts of the named executives.

(3)  Mr. Saul joined the Company as a senior executive in October, 1998.

(4) Mr. Jackson joined the Company in February, 1996, as Vice President and Chief Financial Officer. Previously, he had been a partner with Arthur Andersen LLP for more than five years.

     This table presents information regarding options granted during fiscal 1998 to purchase shares of the Company's Common Stock. The Company has no outstanding SARs and granted no SARs during fiscal 1998. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                          Option Grants in Fiscal 1998

                                           Individual Grants                                     Potential Realizable
-----------------------------------------------------------------------------------------          Value at Assumed
                                              % of Total                                         Annual Rates of Stock
                                 Options       Granted to         Exercise                            Option Term
                                 Granted      Employees in         Price      Expiration            5%         10%
           Name                  ($)(1)        Fiscal Year        ($/Sh)        Date               ($)         ($)
           ----                  ------        -----------        ------        ----               ---         ---
Mr. R.E. Shaw                         0            --                --          --                 --             --

Mr. Little                            0            --                --          --                 --             --

Mr. Saul                              0            --                --          --                 --             --

Mr. Bell                         40,000          1.42            13.225        3/25/08           332,600      843,000

Mr. Jackson                      70,000          2.49            13.225        3/25/08           582,050    1,475,250

------------
(1)       The options were granted at fair market value as of the date of grant

     This table presents information regarding options exercised for shares of the Company's Common Stock during fiscal 1998 and the value of unexercised options held at January 2, 1999. There were no SARs outstanding during fiscal 1998.

Aggregated Option Exercises in Fiscal 1998 and 1998 Fiscal Year-End Option
Value

                                                        Number of       Value of Unexercised
                                                       Unexercised      In-the-Money Options
                                                       Options at FY-         at FY-End
                  Shares Acquired                          End (#)             ($)(1)
                  on Exercise      Value Realized      Exercisable/          Exercisable/
     Name             (#)               ($)            Unexercisable        Unexercisable
-------------     -----------      --------------      ------------          ------------

Mr. R.E. Shaw        20,500           87,913             0/1,500                0/17,500

Mr. Little            8,000           47,700           12,500/1,500          149,650/17,500

Mr.  Saul                 0                0               0/0                    0/0

Mr.  Bell             8,000           32,200          17,500/51,500         217,775/594,800

Mr. Jackson               0                0           5,000/80,000          68,125/908,000

(1) Value of Unexercised, In-the-Money Options at 1/2/99 is calculated as follows: [(Per Share Closing Sale Price on 12/31/98) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price reported by The New York Stock Exchange on December 31, 1998 was $24.25. The closing sale price for December 31, 1998 was used in this calculation because it is the last trading day of the Company's 1998 fiscal year.

Deferred  Compensation  Plan

     The Company maintains a deferred compensation plan to attract and retain key employees. Key employees selected by the Board of Directors are entitled to receive upon death, retirement or the onset of total disability an amount of cash compensation set by the Board. The plan provides that the amount of deferred compensation will be based upon the average of the three highest years of income over the last five years prior to death, disability or retirement. The amount of deferred compensation may not exceed, unless the Board specifically approves, twice such average amount. Deferred compensation will be paid monthly over a ten-year period or, as otherwise determined by the Compensation Committee of the Board of Directors. All deferred compensation is forfeitable if the employee should voluntarily resign or be terminated for cause. Each of the named executives has entered into an agreement providing for deferred compensation under this plan. Because the amount of deferred compensation payable to a participant is generally contingent upon future employment and is based upon future earnings, it is not possible to estimate future benefits.

Employment Agreement

     The Company has entered into an employment agreement with Julian D. Saul, effective as of October 6, 1998, which provides for his employment as a senior executive of the Company and for the election of Mr. Saul to the Company's Board of Directors. The employment agreement has a term of five years, unless earlier terminated pursuant to the terms thereof, and provides for (i) an annual base salary of not less than $600,000, subject to annual review by the Compensation Committee of the Board of Directors and (ii) bonuses, as determined from time to time, under the senior executive bonus program of the Company.

                         COMPENSATION COMMITTEE REPORT

     The compensation committee of the Board of Directors of the Company has prepared the following report on executive compensation. This report describes the Company's current executive compensation program, including the underlying philosophy of the program and the criteria on which executive compensation was based. This report also discusses in detail the compensation paid to the Company's Chairman and Chief Executive Officer, Mr. Robert E. Shaw, during the most recent fiscal year.

     The compensation committee of the Company's Board of Directors (the "Committee") consists of three directors who are neither employees nor officers of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers. The Committee's determinations are reviewed with and approved by all of the Company's non-employee directors, who constitute a majority of the Board.

     The senior management compensation program is administered by the Committee. The Committee consists of non-employee directors who are not eligible to participate in any of the management compensation programs. The Committee is responsible for the establishment, review and oversight of all senior management compensation and benefit policies, plans, programs and agreements. The Committee meets at least semi-annually to evaluate, review and act on senior management compensation and benefit matters.

     The senior management compensation program consists of base salary, annual incentive and stock-based awards based on the performance of the Company and the responsibility, experience, skills and performance of participating individuals. These plans utilize competitive peer group information, maximum incentive pay levels, and stock award guidelines are established and administered to reinforce the alignment of the interests of senior management employees with the performance of the Company and the interests of its shareholders. The peer institutions used for comparison are other publicly held companies of similar size, including but not limited to, household furnishings companies of similar size, located in the Southeast and elsewhere in the United States, some of which are included in the S & P Household Furnishings Index used in the performance graph, below.

     The Committee's policy regarding compensation of the Company's officers is to provide generally competitive salary levels and compensation incentives that attract and retain individuals of outstanding ability; that recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size and quality; and that support the Company's primary goal, to increase shareholder value.

     The executive compensation program includes three components which, taken together, constitute a flexible and balanced method of establishing total compensation for management. These components are base salary, short-term incentive awards in the form of semi-annual cash bonuses and long-term incentive awards in the form of stock option grants, each of which is discussed in more detail below.

     The Company submitted the Bonus Compensation Plan for Executive Officers (the "Senior Management Incentive Plan") to the shareholders for approval at the 1995 Annual Meeting of Shareholders and submitted the stock incentive plan to the shareholders for approval at the 1997 Annual Meeting of Shareholders to qualify compensation that may be paid to executive officers under such plans as performance-based incentive compensation for federal income tax purposes and, therefore, maximize the tax deductibility of compensation to executive officers. The shareholders approved the Senior Management Incentive Plan and the stock incentive plan.

     The  Committee  has  determined  that  the  Company's   senior   management
compensation programs, plans and awards are within conventional standards of reasonableness and competitive necessity.

     A description of each of the major elements of the senior management compensation program and its specific relationship to corporate performance, and a summary of the decisions and actions taken by the Committee with regard to 1998 senior management compensation and the Chief Executive Officer's compensation, are set forth below.

Base Salaries

     The Committee reviews various publicly available studies by compensation consulting firms and public information from other sources regarding compensation levels for publicly held companies of similar size located in the Southeast and elsewhere in the United States. The Committee establishes the salaries of the named executives and, upon a review of the recommendations of the Company's senior executives, approves the salaries of other executive officers. Individual salaries are determined by the Committee' s assessment of the individual's experience level, the scope and complexity of the position held and the range of salaries for similar positions in publicly held companies of similar size. While the Committee does not target executive officers' salaries at any particular point in the range of salaries paid by the companies used for comparative purposes, the 1998 salary levels for the Company's executive officers corresponded to the middle of the comparative range. The Committee believes that publicly held companies of similar size represent the Company's competitors for executive talent and that a review of the compensation practices of such companies is more relevant than a review of the compensation practices of companies of various sizes in the carpet industry, many of which are private, or of companies of various sizes included in the Standard & Poor's Household Furnishings Index.

     Members of senior management receive base salaries determined by the responsibilities, skills and experience related to their respective positions. Other factors considered in salary determination are individual performance, the success of each business unit in the individual's area of responsibility in achieving established profit and business plans and the Company's ability to pay an appropriate and competitive salary. Members of senior management are eligible for periodic increases in their base salary as a result of individual performance or significant increases in their duties and responsibilities. The amount and timing of an increase depends upon the individual's performance, position of salary within the salary range, and the time interval and any added responsibilities since the last merit increase. The salary increases during 1998 for certain executives, including the named executives, were based on an evaluation by the Committee of the above described factors.

Short-Term Incentive Program

     The goal of the short-term incentive, or discretionary bonus, program is to place a portion of officers' total cash compensation at risk to encourage and reward a continued high level of performance each year and to further encourage a continued high level of performance in future years. Individual incentive amounts are determined by the Committee in its discretion based primarily upon its assessment of the performance of the Company and, to a lesser extent, the performance of the Company relative to the performance of other companies in the carpet industry and the individual's organizational responsibility and personal performance. In evaluating the Company's performance, the Committee considers sales growth, return on equity, return on assets, stock performance, total shareholder return and growth in earnings per share. No specific weight is assigned to any of such performance factors and no specific target levels with respect to such performance factors must be attained before a bonus is awarded under the program. Cash bonuses for all executive officers are paid either annually or semi-annually. The maximum bonus payable to executive officers participating in this program is 50% of base salary.

     Certain members of senior management participate in the Senior Management Incentive Plan, which was approved by the shareholders at the 1995 Annual Meeting. Executive officers selected for participation in the Senior Management Incentive Plan do not participate in the bonus program described above. Personal award opportunities pursuant to this plan are based upon the performance criteria applicable to the Company, the individual performance of each participant and related business unit performances. The resulting individual performance evaluation factor may reduce, but not increase, the employee's award.

Long-Term Incentive Program

     Incentive stock options are the basis for the Company's long-term incentive program. The Committee periodically grants stock options at no less than fair market value at the date of grant with a vesting period of one to four years. The option program is designed to link officer compensation to long-term shareholder value and focus management attention on long-term Company performance. Stock options are also granted to encourage and facilitate personal stock ownership by the executive officers and thus strengt hen both their personal commitment to the Company and their longer term perspective. The size of the grants is based on individual levels of responsibility and the potential for the officer to contribute to the future success of the Company. The Committee initially determines the aggregate number of options to be granted to all officers and employees of the Company during a particular fiscal year. Of that total, the Committee grants options of identical size to groups of executive officers, other officers and other employees having similar levels of responsibility. Subject to the foregoing parameters, the number of options granted to individual officers is determined by the Committee without regard to the number of options previously granted. The Committee believes the total compensation of officers, including the value of options, if any, at the date of grant, is competitive with total compensation paid by other major corporations. The amount of any gain that officers ultimately realize from incentive options depends solely on the future performance of the Company's Common Stock.

     In 1998, the Committee awarded no stock options to the Chief Executive Officer. Other members of senior management, including certain named executives, received stock options to purchase 15,000 shares each.

     As of February 28, 1999, approximately 3,282,000 shares of Common Stock were available for issuance under the Company's existing stock plans.

     The Committee believes that the three components of compensation described above provide total compensation that is competitive with the total compensation paid by other publicly held companies of similar size, effectively link officer and shareholder interests through equity-based plans and provide incentives that are consistent with the long-term investment horizons of the Company's business.

1998 Chief Executive Officer Compensation

     The Compensation Committee believes that Mr. R.E. Shaw's compensation as Chief Executive Officer appropriately reflects individual and Company performance in the short and longer term. The Performance Graph following this report, which depicts the cumulative total return to the Company's shareholders as compared to returns of other market indices, illustrates the Company's performance over the past five fiscal years.

     In determining Mr. Shaw's base salary and bonus for fiscal 1997, the Committee considered both the Company's overall performance and Mr. Shaw's individual performance using the same criteria as it used for the other named executive officers as described above. It also considered the compensation received by chief executive officers of other publicly held companies of similar size, as well as incentive levels considered appropriate by the Committee, in establishing Mr. Shaw's total compensation.

     The Chief Executive Officer's compensation is determined pursuant to the same basic factors as described above for other members of senior management. In establishing the base salary, incentive and stock awards of the Chief Executive Officer for 1998, the Committee considered the Company's overall performance, success in meeting strategic objectives and the incumbent's personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for 1998 in rel ation to the established business plan and in comparison with the performance of peer organizations. Mr. Shaw's 1998 management incentive plan award was based on the above considerations and the Company's achieving and surpassing its annual performance goals as described above in this report.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Committee, and certification by the Committee that performance standards were satisfied. The Company's stock plans and its Senior Management Incentive Plan have been approved by the shareholders and it is the Committee's understanding that all executive officers' compensation paid or awarded by the Company will be deductible. In addition, the Board of Directors is submitting the proposed Executive Annual Incentive Plan, which is intended to replace the Senior Management Incentive Plan, to the shareholders for approval at this Annual Meeting to qualify compensation that may be paid to executive officers under such plan as performance-based executive compensation for federal income tax purposes, and, therefore, to maximize the tax deductibility of executive compensation. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

     The Board of Directors maintains another bonus program under which the Committee sets individual performance objectives within the first ninety (90) days of each fiscal year for each participating executive. If the participating executive meets the individual performance objectives, the target bonus established by the Committee will be payable to the participating executive. The Committee retains the discretion to increase or decrease the amount payable to the participating executive based on its view of the participating executive's performance during the fiscal year. The amount payable under this program is subject to the $1 million limitation contained in Section 162(m) of the Code and consequently all or part of the amount paid to participating executives may not be deductible by the Company for federal income tax purposes.

                             COMPENSATION COMMITTEE
                   BOARD OF DIRECTORS, SHAW INDUSTRIES, INC.
                          Thomas G. Cousins - Chairman
                                S. Tucker Grigg
                                 Robert J. Lunn

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Robert E. Shaw, Chairman and Chief Executive Officer of the Company, serves on the Stock Option and Compensation Committee of the Board of Directors of Oxford Industries, Inc., a company whose Chairman, President and Chief Executive Officer, Mr. J. Hicks Lanier, serves on the Board of Directors of the Company.

                               PERFORMANCE GRAPH

     The following graph indicates the Company's cumulative total return to shareholders over the last five fiscal years, as compared to cumulative total returns for the Standard and Poor's 500 Index and the Standard and Poor's Household Furnishings Index.

[COMPARISON GRAPH GOES HERE]

                                                         1993           1994          1995           1996         1997         1998
---------------------                                  -------         ------        ------         ------       ------      -------

Shaw Industries, Inc.                                  $100.00         $59.08        $59.74         $49.22       $49.39      $103.71
Standard and Poors 500 Index                           $100.00        $101.36      $139.45         $171.48      $228.70      $294.06
Standard and Poors Household                           $100.00         $81.18        $98.92         $91.50      $134.66      $179.67
Furnishings and Appliances Index

*Assumes $100 invested on January 1, 1993 in Shaw Industries common stock, the Standard and Poors 500 Index and the Standard and Poors Household Furnishings Index.

PROPOSAL 2. TO APPROVE THE EXECUTIVE ANNUAL INCENTIVE PLAN

Introduction

     In 1993, the Federal tax law was amended to add a new Section 162(m) to limit the amount of individual compensation that can be deducted by the Company for tax purposes in any one year to $1,000,000. The new law provides an exception to this limitation which provides that to the extent that the compensation is performance based, as defined, such compensation will continue to be deductible. The Company's Senior Management Incentive Plan, which provided for performance-based annual bonuses for the Company's executive officers, was approved by the shareholders at the 1995 Annual Meeting of Shareholders. The Board of Directors has adopted a new performance-based bonus compensation plan, known as the Executive Annual Incentive Plan, for the Company's executive officers and other key employees to replace the Senior Management Incentive Plan beginning with fiscal year 1999.

     The Executive Annual Incentive Plan is a broad-based bonus plan intended to link the amount of annual cash bonuses to corporate, division, region and facility performance based on the relative responsibility of the individual for whom the bonus is to be awarded. The Board of Directors determined that it is in the best interest of the Company and its shareholders to seek shareholder approval of the Executive Annual Incentive Plan in view of the Federal tax provisions contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under Code Section 162(m), the Company may be prohibited from deducting compensation accrued or paid to any executive officer to the extent such compensation exceeds $1 million for any taxable year of the Company. An exception to this deduction limit exists for performance-based compensation, such as an award under the Executive Annual Incentive Plan, if, among other things, the specific terms of the performance-based compensation awarded to the executive officer are disclosed to and approved by the shareholders or re-approved by the shareholders at least every five years. The shareholders are being asked to approve the Executive Annual Incentive Plan to enable the Company to deduct for federal income tax purposes awards made under the Executive Annual Incentive Plan without regard to the $1 million deductability limitation.

     The Compensation Committee, which administers the Executive Annual Incentive Plan, will establish performance criteria within the first ninety (90) days of each fiscal year. Such performance criteria may include one or more of the following: the attainment by a share of Common Stock of the Company of a specified fair market value for a specified period of time, earnings per share, return to shareholders (including dividends), return on equity, earnings of the Company, revenue, EBITDA, operating income, net income, return on assets, Economic Value Added (EVARegistration Mark), cash flows, market share, cost reduction goals or any combination of the foregoing. The employees eligible under the then Executive Annual Incentive Plan are the Chief Executive Officer, Vice Chairman, President, Executive Vice President/Chief Financial Officer, and Executive Vice President of Operations. Within the first ninety (90) days of each fiscal year, the Compensation Committee will establish percentages of an individual participant's rate of annual salary payable as of the first day of the fiscal year which shall be payable as an annual incentive bonus if the actual performance of the Company meets the performance criteria. For actual performance above or below the performance criteria, the annual incentive bonus payable to a participant will be adjusted by the same percentage by which the actual performance of the Company exceeded or fell short of the performance criteria. The Compensation Committee may reduce, but not increase, a participant's annual incentive bonus based on the committee's determination of the individual performance of the participant. No participant may receive an award in excess of $5,000,000 for any performance period under the Executive Annual Incentive Plan.

     For fiscal 1999, the primary performance goal for most participants in the Executive Annual Incentive Plan is based on the Company's attainment of improvement targets in Economic Value Added (EVARegistration Mark). EVA is the principal financial measurement of the company and is based on earnings after a capital charge (after tax operating earnings less a cost of capital charge). All performance objectives, levels, and targeted bonuses are determined by the Compensation Committee. (EVA is a registered trademark of Stern-Stewart Company, and is explained in more detail in the Annual Report to Shareholders.)

     Payment of the annual incentive awards will be payable in shares of Common Stock under the Company's 1997 Stock Incentive Plan, or in cash, as determined by the Compensation Committee. The Compensation Committee may defer the payment of any annual incentive bonus and/or subject the annual incentive bonus to the performance by the participant of future services to the Company.

Payment of Awards

     Before any award may be paid pursuant to the plan, the Compensation Committee will review the achievement of performance goals and whether any other requirements of the plan have been satisfied and recommend any action to the Board of Directors for final approval by the Board of Directors. If any executive officer's employment is terminated before the last day of the fiscal year because of death, disability or retirement, that executive officer will be entitled to a prorated bonus for such fiscal year based on the number of months and partial months elapsed during such fiscal year. If termination of employment occurs for cause, no award will be paid. In the event of a change in control of the Company, the performance criteria relating to the payment of any award under the plan will be deemed satisfied and any such award will be paid out after such change in control. A change in control includes the acquisition by any person of greater than 50% of the voting power of the Company's securities, the change in membership of a majority of the Board of Directors during a two-year period, the approval by the Company's shareholders of a merger or consolidation of the Company with any other corporation, or the approval by the Company's shareholders of a liquidation of the Company or a sale of all or substantially all of the company's assets.

Administration

     The plan will administered by the Compensation Committee as long as the composition of the Compensation Committee consists solely of two or more "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee has the authority to recommend to the Board of Directors, for its final approval, performance goals and targets under the plan and may reduce the amount of, or eliminate entirely, any award if the Compensation Committee determines it is in the best interests of the Company to do so.

Amendment and Termination

     The Board of Directors may amend or terminate the plan at any time as it deems appropriate; provided that (i) no amendment or termination of the plan after the end of a fiscal year may increase the awards for the fiscal year just ended and (ii) to the extent required to meet the requirements under Section 162(m) of the Internal Revenue Code for performance-based compensation, any amendment that made a material change to the plan must be approved by the Company's shareholders. The Board of Directors is specifically authorized to amend the plan as necessary or appropriate to comply with Section 162(m) of the Internal Revenue Code and the regulations issued thereunder.

Federal Income Tax Consequences

     The executive officers will not incur federal income tax until a payment is made and will include the amount received in his gross income as compensation income in the year received.

     The Company will usually be entitled to a business expense deduction in the amount that the executive officers recognize compensation income. As previously discussed, the plan is intended to satisfy the statutory requirements under
Section 162(m) of the Internal Revenue Code for performance-based compensation. If for any reason the plan or the administration thereof is determined not to meet such requirements for any fiscal year, any cash award paid under the plan for that year will be subject to the limits on deductibility imposed by Section 162(m).

     An employee will recognize ordinary income on the amount he or she receives under the Executive Annual Incentive Plan and the Company will be entitled to a corresponding deduction. If an employee receives his or her Executive Annual Incentive Plan payment in Common Stock, the employee will generally recognize ordinary income when the Common Stock is no longer subject to a substantial risk of forfeiture. At such time the employee will then recognize ordinary income in an amount equal to the then fair market value of the Common Stock and the Company will be entitled to a corresponding deduction. Alternatively, the employee may elect to include the fair market value of the Common Stock in income at the time that the employee receives the Common Stock and the Company will then be entitled to a corresponding deduction.

     The Board of Directors recommends a vote FOR this Proposal.

                                    AUDITORS

     The firm of Arthur Andersen LLP has served as the Company's independent public accountants since its organization and the Board of Directors intends to reappoint this firm for fiscal 1999. The appointment of auditors is a matter of determination by the Board of Directors and is not being submitted to the shareholders for approval or ratification. A representative of this firm is expected to attend the meeting to respond to questions from shareholders and to make a statement if he so desires.

                             SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be considered for presentation at the Annual Meeting of Shareholders for the 1999 fiscal year and inclusion in the Company's proxy materials must be received at the principal executive offices of the Company, Mail Drop 061-18, P.O. Drawer 2128, Dalton, Georgia 30722-2128, a reasonable time before the solicitation of proxies for such meeting is commenced by the Company, but, in any event, not later than December 3, 1999.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2000 Annual Meeting of Shareholders but not submitted for inclusion in the Proxy Statement for such meeting unless notice of the matter is received by the Company at its principal executive office not later than February 17, 2000 and certain other conditions of the applicable SEC rules are satisfied.

                                 MISCELLANEOUS

     Management does not know of any other matters to be presented at the meeting for action by shareholders. However, if any other matters requiring a vote of the shareholders arise at the meeting or any adjournment(s), it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

                                 ANNUAL REPORT

     The Annual Report (which is not part of the proxy soliciting material) of the Company for fiscal 1998 is being mailed to the Company's shareholders with this proxy statement.



                                    /s/ BENNIE M. LAUGHTER
                                    BENNIE M. LAUGHTER
                                    Secretary


Dalton, Georgia
April 2, 1999

                                   APPENDIX A

                              SHAW INDUSTRIES, INC.
                         EXECUTIVE ANNUAL INCENTIVE PLAN

                                 I. INTRODUCTION

     1.1. Purpose. The purpose of this Plan is to recruit and retain highly qualified executives and other employees, to provide incentives to such individuals to attain the goals of Shaw Industries, Inc. (the "Company") and its Subsidiaries (as defined below) and to provide the employees of the Company with incentive compensation based on the performance of the Company in order to enhance shareholder value. The Plan is designed to ensure that the bonuses paid hereunder to eligible participants, are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

     1.2 Description. This Plan is the means by which the Committee shall determine incentive bonuses and effect and implement awards for participating employees hereunder.

                                 II. DEFINITIONS

     As used in this Plan, the following terms shall have the following meanings:

     "Subsidiary" means (a) any entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.

     "Annual Incentive Bonus" means the bonus payable with respect to a fiscal year of the Company determined in accordance with Article 5 hereof.

     "Base Compensation" means the base rate of salary payable to a Participant as of the first of January of the plan year as reflected on the books and records  of the  Company,  exclusive  of  bonus,  commission,  fringe  benefits, employee benefits, expense allowances and other nonrecurring forms of remuneration.

     "Board" means the Board of Directors of the Company.

     "Cause" means (i) the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), which has not ceased within ten (10) days after a written demand for substantial performance is delivered to the participant by the Company, which demand identifies the manner in which the company believes that the Participant has not performed such duties, (ii) the engaging by the Participant in willful misconduct or an act of moral turpitude which is materially injurious to the Company, monetarily or otherwise or (iii) the conviction of the Participant of, or the entering of a plea of nolo contendere by, the Participant with respect to, a felony.

     "Change in Control" means:

(1) any "Person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act)) as modified and used in Section 13(d) and 14(d) of the Exchange Act (other than (1) the Company or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries,
     (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company is substantially the same proportions as their ownership of the company's common stock or (5) any of its subsidiaries and any investment funds managed by it or any of its subsidiaries is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

(2) during any period of not more than two consecutive years, not including any period prior to the effective date of this Plan, individuals who at the beginning of such period constituted the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), or
     (4) of this definition) who election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than both (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation in which no person acquires 50% or more of the combined voting power of the Company" then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board of Directors of the Company, which shall consist of two or more members of the Board of Directors of the Company, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code.

     "Participant" means an employee of the Company or any Subsidiary meeting the requirements of Article 2 hereof, who is selected to participate in the Plan by the Committee.

     "Performance Measures" means the criteria and objectives, established by the Committee. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statement or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m) of the Code. Such criteria and objectives may include one or more of the following, based on the Company as a whole, a subsidiary, division or business unit: the attainment by a share of Company common stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, EBITDA, EBITDAR, operating income, net income, return on assets, economic value added (EVA), cash flows, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the applicable period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Before any award is paid to any holder or an award subject to Performance Measures under this Plan, the Committee shall certify in writing that the applicable Performance Measures were in fact satisfied.

     "Plan" means the Shaw Industries, Inc. Executive Annual Incentive Plan, as in effect and as amended from time to time.

                               III. ADMINISTRATION

     The administration and operation of the Plan shall be supervised by the Committee with respect to all matters. The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time-to-time. The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive. Neither the Board of Directors nor the Committee, nor any member of the Board of Directors, nor any employee of the Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board of Directors and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted at law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation with the meaning of Code Section 162(m) and the regulations and interpretations promulgated thereunder.

                               IV. PARTICIPATION

     Each employee of the Company holding a position of Chief Executive Officer, Vice Chairman, President, Executive Vice President/Chief Financial Officer, Executive Vice President Operations, divisional Presidents or any other employee of the Company or its Subsidiaries who the Committee selects for participation in the Plan, shall be eligible to receive awards under the Plan.

                          V. ANNUAL INCENTIVE PROGRAM

     5.1 Establishment of Performance Goals. Within the first ninety (90) days of each fiscal year of the Company, the Committee shall establish the Performance Measures for the payment of Annual Incentive Bonuses under the Plan.

     5.2 Annual Incentive Bonus. Within the first ninety- (90) days of each fiscal year, the Committee may establish percentages of each eligible Participant's Base Compensation to be paid as an Annual Incentive Bonus under this Article 5 upon the attainment of the Performance Measures. After establishing the percentages of Base Compensation to be paid as an Annual Incentive Bonus under this Article 5 for a fiscal year, the Committee may reduce, but not increase, the Annual Incentive Bonus payable to a Participant based upon the committee's determination of the individual performance of such Participant for such fiscal year. The percentage of Base Compensation payable as an Annual Incentive Bonus will be adjusted by the same percentage by which actual performance exceeds or falls short of the Performance Measures. In no event shall the Annual Incentive Bonus payable to any Participant with respect to any fiscal year exceed $5 million.

     5.3 Determination of Achievement of Performance Measures. The Committee shall certify the level of achievement of the Performance Measures as soon as practical after the end of the fiscal year for which the determination is being made.

     5.4 Payment of Annual Incentive Bonus.

     (a) As soon as practical after the expiration of each fiscal year of the Company, Participants who remained employed until the last day of the fiscal year, shall be entitled to receive the Annual Incentive Bonus determined in accordance with this Article 5 except to the extent a Participant elects to defer the receipt of a portion of his or her Annual

          Incentive bonus in accordance with the procedures adopted by the Committee pursuant to Subsection 5.4(b). A Participant who during the year died, became disabled or retired shall be entitled to a prorated Annual Incentive Bonus based on the number of months and partial months elapsed during such fiscal year. Payment of Annual Incentive Bonuses shall be made in cash or in shares of Restricted Stock issued pursuant to the Company's 1997 Stock Incentive Plan, or a combination thereof, as determined by the Committee.

Notwithstanding any provision in this Plan, in the event of a Change in Control, all Performance Measures relating to any Annual Incentive Bonus will be deemed satisfied and any such award shall be paid out as soon as practicable after such Change in Control.

(b) The Committee may, in its discretion, institute a program allowing Participants to defer the receipt of all or a portion of their Annual Incentive Bonus otherwise payable under Subsection (a) of this Section. Any such deferred Annual Incentive Bonus shall be credited with interest until paid. Such interest shall accrue at the prime rate as reported in the Wall Street Journal as of the date any election to defer a portion of the Annual Incentive Bonus is made. (c) The Committee may condition the payment of any or all payments of a Participant's Annual Incentive Bonus based on the Participant's providing of future services to the Company or its Subsidiaries.

     5.5 Participants' Rights Unsecured. The right of any Participant to receive Annual Incentive Bonus under the Plan shall constitute an unsecured claim against the general assets of the Company.

     5.6 Withholding Taxes. The Company shall have the right to deduct from each bonus payment any federal, state and local taxes required by such laws to be withheld with respect to the payment.

     5.7 Nonalienation of Benefits. Except as expressly provided herein, no Participant or his beneficiaries shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to a corporation which acquires all or substantially all of the assets of the Company or any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his beneficiaries, heirs, executors, administrators or successors in interest.

     5.8 Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     5.9 Governing Law. The Plan shall construed in accordance with and governed by the laws of the State of Georgia, without reference to the principles of conflict of laws.

     5.95 Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.





     Dated:    _______________________   By:    _______________________
                                         Title:   _______________________

     Attest: -----------------------
     Title: _______________________

[ATTACHMENT -- PROXY CARD]
[front side of card]

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

SHAW LOGO HERE


                                                                 With-  For All
                                                          For    hold    Except

1. Election of four Class I Directors and one Class III   [ ]     [ ]     [ ]
   Director:

           J. C. Shaw, Robert E. Shaw,
       Robert J. Lunn, Julian D. Saul, Roberto Garza

(Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list provided above.)

2. Proposal to approve the Executive Annual             For   Against    Abstain
   Incentive Plan:                                      [ ]      [ ]       [ ]


3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to the voting thereof.

      Mark box at right if address change has been noted on the         [ ]
      reverse side of this card.



RECORD DATE SHARES:

Please be sure to sign and date this Proxy.     Date: April           , 1999

Shareholder sign here                     Co-owner sign here

DETACH CARD

                             SHAW INDUSTRIES, INC.


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Card. There are a number of issues related to the management and operation of your Company that require your immediateattention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 29, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


/s/ ROBERT E. SHAW
Robert E. Shaw
Chairman of the Board of Directors and Chief Executive Officer

[back side of card]

PROXY                                                                     PROXY

                             SHAW INDUSTRIES, INC.
          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement for the 1998 fiscal year and does hereby appoint Robert E. Shaw and J.C. Shaw, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Shaw Industries, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Shaw Industries, Inc., to be held at the administrative offices of the Company, 616 East Walnut Avenue, Dalton, Georgia at 11:00 o'clock a.m., on April 29, 1999 and at any adjournment(s) thereof.

This Proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directors given by the undersigned shareholder. If no direction is made, it will be voted in favor of the nominees listed in Proposal 1 and in favor of Proposal 2.

Important:Please sign this Proxy exactly as your name(s) appear thereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

HAS YOUR ADDRESS CHANGED?
_____________________________________________
_____________________________________________
_____________________________________________